UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

NationsHealth, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13630 N.W. 8th Street, Suite 210 Sunrise, Florida	33325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 903-5000

13650 N.W. 8th Street, Suite 109 Sunrise, Florida 33325
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On October 13, 2006, NationsHealth, Inc. (the “Company”) was advised by the Nasdaq Listing Qualifications Department that for at least the last 10 consecutive trading days, the Company’s market value of listed securities was below the minimum $50,000,000 requirement for continued inclusion on The NASDAQ Global Market (formerly The NASDAQ National Market) under Marketplace Rule 4450(b)(1)(A) (“the Rule”). Nasdaq also noted that the Company does not comply with Marketplace Rule 4450(b)(1)(B), which alternatively requires total assets and total revenue of at least $50,000,000 each, for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company was provided 30 calendar days, or until November 13, 2006, to regain compliance with the Rule. If at any time before November 13, 2006, the Company’s market value of listed securities is $50,000,000 or more for a minimum of 10 consecutive business days, the Nasdaq Staff will determine if the Company complies with the Rule.

The Company is currently evaluating its alternatives to resolve the listing deficiency. If the Company does not resolve the listing deficiency, the Company may apply for listing on The NASDAQ Capital Market. The Company currently is in compliance with the listing standards of The NASDAQ Capital Market.

The Company’s press release dated October 18, 2006, with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

99.1      Press release, dated October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

Date: October 18, 2006	By:	/s/ Timothy Fairbanks

Timothy Fairbanks
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 18, 2006.